Exhibit 4.05

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. B-001

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

EDISON ONCOLOGY HOLDING CORP.

THIS CERTIFIES that, for value received, [*] is entitled to purchase from EDISON ONCOLOGY HOLDING CORP., a Nevada corporation (the “Corporation”), subject to the terms and conditions hereof, [*] shares (the “Warrant Shares”) of common stock, $0.0001 par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Subject to the provisions of Section 9 below, this Warrant shall expire at 5:00pm Pacific time on December 31, 2023 (the “Termination Date”).

1. Exercise of Warrants. The Holder may, at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price equal to $ _________1 per share, subject to adjustment as provided herein (the “Exercise Price”), by delivery to the Corporation of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”) and the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office as the Corporation may designate by written notice to the Holder, and payment to the Corporation of the Exercise Price for each share of Common Stock being purchased. The Exercise Price may be paid in lawful money of the United States by cashier’s check or wire transfer. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for theWarrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

1 Exercise price shall be equal to eighty five percent (85%) of the price per share, paid by purchasers of the Company’s common stock sold in (i) the Company’s first public offering pursuant to a registration statement, (ii) any reorganization, merger, consolidation or similar transaction whereby the common stock is exchanged for cash and/or publicly traded equity or debt securities (including reverse takeovers, etc.), or (iii) any “person” or “group”(within the meaning of Section 14(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 14d-d of the Exchange Act) of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; provided that this will not include any unregistered offering. Such resulting price will e rounded up to the nearest whole cent.

2.               Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3.               No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

4.               Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Corporation by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with an assignment agreement in form and substance satisfactory to the Corporation and properly endorsed for transfer.

5.             Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a)               Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(b)             Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares proportionately reduced.

(c)             Fractional Shares. No fractional Warrant Shares shall be issued upon exercise of this Warrant as a result of any of the adjustment as set forth in this Section 5. Instead, the number of Warrant Shares issuable upon exercise of this Warrant shall be rounded up to the nearest whole number.

6.               Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

7.                Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.               Arbitration. The Corporation and the Holder, and by receipt of this Warrant or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference arising out of or in connection with this Warrant or the Warrant Shares, including, without limitation, the application of this Section to arbitration in Los Angeles, California administered by the American Arbitration Association (“AAA”) according to the commercial arbitration rules of the AAA as from time to time in force. This agreement to arbitrate shall be specifically enforceable, and judgment on any award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

9.              Redemption. At any time while this Warrant is outstanding, in connection with a Liquidation Event, the Corporation may deliver a notice to the Holder (an “Redemption Notice” and the date such notice is deemed delivered hereunder, the “Redemption Notice Date”) of its irrevocable election to redeem, some or all of the then outstanding Warrants for cash in an amount equal to $0.001 per Warrant Share (“Redemption Amount”) concurrent with the Liquidation Event (such date, the “Redemption Date”). Such Redemption Notice Date will be no more than 10 calendar days and no less than 5 calendar days, subject to amendment, of Liquidation Event. The Redemption Amount is payable in full on the Redemption Date. The Corporation may only effect a Redemption upon the occurrence of a Liquidation Event. “Liquidation Event” shall mean: (i) an initial public offering of the Corporation’s stock (ii) the consummation of a merger or a transaction resulting in the transfer of all or substantially all of the Corporation’s assets pursuant to which the Corporation’s shareholders receive shares of a publicly traded company or (iii) a dissolution, liquidation or winding up of the Corporation, including, without limitation, those events deemed to constitute a dissolution, liquidation or winding up of the Corporation pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time.

10.               Notice. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent: (i) if to Holder, at the addresses contained on the Corporation’s warrant ledger and (ii) if to Corporation, at the Corporation’s headquarters.

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date below.

EDISON ONCOLOGY HOLDING CORP.

By:
Jeffrey Bacha

Date:	December 31, 2021

NOTICE OF EXERCISE

TO: ____________________

(1)               The undersigned hereby elects to purchase _______________ Warrant Shares of the Corporation pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)               The undersigned agrees that the Exercise Price will be paid in lawful money of the United States via cashier’s check or wire transfer as set forth in section 1 of the Warrant.

(3)                  Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________

 The Warrant Shares shall be delivered to the following address:

_____________________________

_____________________________

_____________________________

(4)       Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

____________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

 ____________________________________________________________________

Name of Authorized Signatory:

 ____________________________________________________________________

Title of Authorized Signatory:

 ____________________________________________________________________

Date: